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                                                                   EXHIBIT 10.17


                                    LOAN AGREEMENT

LOAN AGREEMENT (the "Agreement") dated as of June 9, 1996 by and between Harrier, Inc., a Delaware corporatio (the "Borrower") and New Capital Investment Fund, a Cayman Islands corporation (the "Lender").

                                      RECITALS:

A. The Borrower desires to borrow from the Lender an amount of up to five hundred thousand U.S. DOLLARS (USD $500,000) upon the terms and conditions set forth herein, and

B. The Lender is willing, subject to and upon the terms and conditions herein set forth, to lend this amount to the Borrower.

                                     AGREEMENTS:

NOW, THEREFORE: in consideration of the foregoing recitals and of the mutual undertakings set forth herein, it is hereby agreed as follows:

1. AMOUNT AND TERMS OF LOAN

     1.1 LOAN AND CLOSING DATE. Subject to the terms and conditions herein set forth, the Lender shall lend to the Borrower five hundred thousand U.S. DOLLARS (USD $500,000). The loan is being made simultaneously with the execution of this Agreement (the "Closing Date") at the offices of the Borrower.

     1.2 INTEREST. The loan shall bear interest from the Closing Date to maturity on the unpaid principal balance at an annual rate equal to twelve percent (12%) and, after maturity, whether by acceleration or otherwise, at an annual rate of fifteen percent (15~), or the highest rate allowed by law, whichever is less. Interest shall be accrued monthly from the Closing Date until the entire loan amount (principal and interest) is paid in full. Interest shall be payable in full at the maturity date of the loan. Therefore, interest shall be accrued during the term of the loan and payable at the maturity of the loan.

     1.3 MATURITY AND REPAYMENT. Maturity is defined as 360 days from the day and year first above written, on which day the entire principal amount of five hundred


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thousand (USD $500,000) and all unpaid interest (accrued and other) shall be due and payable in full.

     (a) At the sole discretion of the Borrower, the loan principal shall be payable in cash or in the common stock of Harrier, Inc. (or any successor company or corporation or of its subsidiary, Glycosyn, Inc.), or a combination thereof. If the Lender elects to be paid in the common stock of Harrier (or any successor company or corporation or of its subsidiary, Glycosyn), the common stock will be valued at seventy-five percent (75%) of the average public market price of Harrier stock for the immediate 90 days preceding the repayment date (or in the case of Glycosyn, at 75% of the initial public offering price of Glycosyn, if Glycosyn stock is offered for sale through a registered public underwriting governed by the regulations of the US Securities and Exchange Commission.)

     (b) At the sole discretion of the Borrower, the loan interest (accrued and other) will be payable in cash or in the common stock of Harrier (or any successor company or corporation or of its subsidiary, Glycosyn), or a combination thereof. If the Borrower elects to be paid in the common stock of Harrier (or any successor company or corporation or of its subsidiary, Glycosyn), the common stock will be valued at seventy-five percent (75%) of the average public market price of Harrier stock for the immediate 90 days preceding the repayment date (or in the case of Glycosyn, at 75% of the initial public offering price of Glycosyn, if Glycosyn stock is offered for sale through a registered public underwriting governed by the regulations of the US Securities and Exchange Commission.)

2. USE OF PROCEEDS

     2.1 The proceeds from this loan shall be used exclusively for the expenditure categories listed in Appendix "A" to the Agreement. Any change in the actual use of proceeds must be approved, in writing by the Lender, prior to the expenditure of funds by the Borrower.

3. PREPAYMENTS

     3.1 REQUIRED PREPAYMENTS. The Borrower shall not be required to make any prepayment of principal prior to the maturity thereof, except in the Event of Default as defined herein.

     3.2 OPTIONAL PREPAYMENT. The Borrower shall have the absolute right from time-to-time and at any time to pay the outstanding balance, in whole or in part, provided that, in no event, shall the total interest payment payable by the Borrower to the Lender be less than the amount of interest which would have accrued if the Total Loan Amount were outstanding in full on the Closing Date


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and for a continuous period of three (3) months thereafter: a minimum of three months interest is due and payable at the time of any prepayment.

4. CONDITIONS

     4.1 CORRECTNESS OF WARRANTIES. All representations and warranties contained herein or otherwise made by the Borrower to the Lender in connection herein shall be true and correct.

     4.2 PROCEEDINGS: RECEIPT OF DOCUMENTS. All corporate and legal proceedings and all documents and instruments in connection with the borrowing under this Agreement shall be satisfactory in form and substance to the Lender and Raiskin and Revitz, counsel to the Lender. The Lender shall have received all information and copies of all documents, including records of corporate proceedings which the Lender has reasonably requested. Such documents where requested by the Lender shall be certified by appropriate corporate or governmental authorities.


5. COVENANTS

     The Borrower covenants and agrees that, until the entire principal balance together with interest thereon and all its other indebtedness to the Lender under this Agreement are paid in full, unless specifically waived by the Lender in writing:

     5.1 FINANCIAL STATEMENTS AND OTHER INFORMATION. The Borrower shall provide the Lender the following financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP):

     (a) As soon as practical and within 45 days after the close of each of the first three quarters of each fiscal year of the Borrower, an unaudited consolidated and consolidating balance sheet of the Borrower and its subsidiaries, a consolidated and consolidating statement of income and surplus account of the Borrower and its subsidiaries, and a consolidated and consolidating statement of cash flows of the Borrower and its subsidiaries. Each financial statement shall contain a comparison to the appropriate comparable period of the previous fiscal year. All statements shall be in reasonable detail and certified by the Chief Accounting Officer of the Borrower to be true and correct, subject to normal year-end audit adjustments.

     (b) As soon as practical and within 90 days after the close of each fiscal year of the Borrower, a consolidated and consolidating balance sheet of the Borrower and its subsidiaries, a consolidated and consolidating statement of income and surplus account of the Borrower and its subsidiaries, and a consolidated and consolidating statement of cash flows of the Borrower and its subsidiaries. Each financial statement shall contain a comparison


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to the appropriate comparable period of the previous two fiscal years. All statements shall be in reasonable detail and prepared by independent public accountants selected by the Borrower and satisfactory to the Lender.

Concurrently with such financial statement, the Borrower shall submit a written statement signed by such independent accountants to the effect that, in making the examination necessary for their review of financial statements, they have not obtained any knowledge of the existence of any Event of Default or other act, condition of event which, with the giving of notice of lapse of time, or both, as specified in Articles 7 and 8 of the Agreement, would constitute such an Event of Default, or, if such independent accountants shall have obtained from such review any such knowledge they shall disclose in such written statement the Event of Default or other act, condition or event and the nature thereof.-GREATER THAN SYMBOL

(c) As soon as practical and within 45 days after the close of each of the first three quarters of each fiscal year of the Borrower and within 9o days after the close of each fiscal year of the Borrower, and promptly upon the concurrence of any Event of Default, a certificate signed by the Chief Executive Officer and the Chief Financial Officer of the Borrower, stating that a review of the activities of the Borrower and its subsidiaries during such period has been made under their immediate supervision with a view to determining the Borrower has observed, performed and fulfilled all of its obligations under the Agreement.

     (d) Promptly upon receipt thereof, copies of all financial reports, if any, submitted to the Borrower or any of its subsidiaries by its auditors, in connection with each annual or interim audit of their respective books by such auditors.

     (e) Promptly upon receipt thereof, copies of all notices and financial reports from the US Securities and Exchange Commission (SEC) or any other governmental agency or any other securities exchange and all reports, notices or statements sent to its stockholders.

     (f) With reasonable promptness, such other information respecting the business, operations and financial condition of the Borrower or any subsidiary of the Borrower as the Lender may from time-to-time request. The Lender is hereby authorized to deliver a copy of any financial statement or any other information relating to the business, operations, or financial conditions of the Borrower or any subsidiary which may be furnished to it or come to its attention pursuant to the Agreement or otherwise, to any regulatory body or agency having jurisdiction over the Lender or to any person which shall have the right or obligation to succeed to all or any part of the Lender's interest on the Agreement.


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     5.2 TAXES AND CLAIMS. The Borrower shall duly pay and discharge and shall cause each of its subsidiaries to pay and discharge: (a) all taxes, assessments and governmental charges upon or against the Borrower or its subsidiaries or their respective properties or assets prior to the date of which penalties attach thereto, unless and to the extent that such appropriate proceedings and appropriate reserves thereof have been established and (b)) all lawful claims, whether for tort damages, labor, materials, supplies, services, repairs, wages or otherwise, which might or could if unpaid, become a lien or charge upon the properties or assets of the Borrower or its subsidiaries, unless and to the extent only that the same are being diligently contested on good faith and by appropriate proceedings and appropriate reserves thereof have been established.

6. OTHER REQUIREMENTS

6.1 BOOKS AND RECORDS. The Borrowers shall:

     (a) Maintain at all times true and complete books, records and accounts in which true and correct entries shall be made of its transactions in accordance with U.S. GAAP consistently applied and consistent with those applied in the preparation of financial statements.

     (b) By means of appropriate quarterly entries, reflect in its accounts and in all financial statements proper liabilities and reserves for all taxes and proper reserves for depreciation, renewable and replacements, obsolescence and amortization of its properties and consistently applied, as above described.

     6.2 PROPERTIES IN GOOD CONDITION. The Borrower shall keep its properties in good repair, working order and condition and, from time-to-time, make all needful and proper repairs, renewal, replacements, additions and improvements thereto, so that the business carried on may be properly and advantageously conducted at all times in accordance with prudent business management.

     6.3 INSPECTION BY LENDER. The Borrower shall allow any representative of the Lender to visit and inspect any of the properties of the Borrower, to examine the books of account and other records and files of the Borrower, to make copies thereof and to discuss the affairs, business, finances and accounts of the Borrower with its officers and employees, all at such reasonable times and as often as the Lender may request.

     6.4 BUSINESS OF THE BORROWER. The Borrower shall only conduct those businesses and activities in which it is presently engaged, except for new activities related to the Use of Proceeds.

     6.4 PAY INDEBTEDNESS AND PERFORM COVENANTS. The Borrower shall:


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     (a) Make full and timely payment of the principal and interest of indebtedness of the Borrower to the Lender, whether now existing of hereafter arising.

     (b) Duly comply with all terms and covenants with or pursuant to this Agreement, all at the times and places and in the manner set forth therein.

     6.5 FURTHER ASSURANCE. The Borrower shall, at its own cost and expense, upon the request of the Lender, duly execute and deliver to the Lender such further instruments and do and cause to be done such further acts as may be necessary or proper in the opinion of the Lender to carry our more effectively the provisions and purposes of this Agreement.

7. EVENTS OF DEFAULT AND REMEDIATION

The following shall constitute events of defaults:

    (a) Failure to pay interest or principal within ten (10) days of due dates,
    (b)  Failure to provide accounting of Use of Proceeds,
    (c) Failure to use proceeds in accordance with provisions of Section 2 of the Agreement,
    (d) Failure to comply with covenants and other requirements contained in Sections 5 and 6 of this Agreement,
    (e) Upon discovery of any misrepresentations made by the Borrower in connection with this Agreement.


     Upon any default, the principal and unpaid interest shall become due and payable from the Borrower on demand by the Lender.

8. REPRESENTATIONS AND WARRANTIES

     To induce the Lender to enter into this Agreement and to make the loan as herein provided for, the Borrower makes the following representations and warranties to the Lender, which shall survive the execution and delivery of this Agreement and any inspection or examination at any time made by or on behalf of the Lender:

     8.1 CORPORATE STATUS. The Borrower has the corporate power and authority to own its properties and to transact the business in which it is engaged or presently proposes to engage in. The Borrower is duly qualified as a business organization under the laws of California and is in good standing in all legal entities in which its business or the ownership and use of its properties requires such qualification.

     8.2 NO VIOLATION OF AGREEMENT. Neither the Borrower nor any subsidiary is in default under any indenture, mortgage, deed of trust, agreement, or other instruments to which it is a party or by which it may be bound. Neither the execution and delivery of


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this Agreement, or any of the instruments and documents to be delivered pursuant to this Agreement, nor the consummation of the transactions herein or therein contemplated, nor compliance with the provisions thereof or thereof will violate any law or regulation or any order or decree or any court of governmental instrumentality, or will conflict with, or result in the breach of, or constitute a default under, any indenture, mortgage, deed of trust, agreement or other instrument to which the Borrower or any subsidiary is a party or by which any of them may be bound, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property of the Borrower, or any subsidiary thereunder, or violate any provision of the Articles or Certificate of Incorporation or Bylaws of the Borrower or any subsidiary.

9. MISCELLANEOUS

     9.1 COLLECTION COSTS. In the event that the Lender shall retain or engage an attorney or attorneys to collect, enforce or protect its interests with respect to this Agreement or any instrument or document delivered pursuant to this Agreement, the Borrower shall pay all of the costs and expenses or such collection, enforcement or protection, including, without limitation, reasonable attorneys' fees and coupt costs, and the lender may take judgement for all such amounts, in addition to the unpaid principal and accrued interest.

     9.1 MODIFICATION AND WAIVER. No modification or waiver of this Agreement and no consent by the Lender to any departure therefrom by the Borrower shall be effective unless such modification or waiver shall be in writing and signed by the duly authorized officer of the Lender, and the same shall then be effective only for the period, on conditions and for specific instances an purposes specified in such writing. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar circumstances.

     9.3 LAW. This Agreement shall be construed to be in accordance with and governed by the laws of Switzerland.

     9.4 NOTICES. All notices, requests, demands or other communications provided for herein shall be in the written English language and shall be deemed to have been given when sent by registered or certified mail, return receipt requested, addressed, as the case may be to:


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The Lender:             Jurg Kehrli, Director
                        New Capital Investment Fund
                        ------------------------------
                        Georgetown, Grand Cayman
                        Cayman Islands, British West Indies


With a Copy to          Raiskin and Revitz
                        Attn: Dan Raiskin
                        10390 Santa Monica Boulevard
                        Los Angeles, CA 90254 USA


The Borrower            Harrier, Inc.
                        Attn: Candace Beaver, CFO
                        2200 Pacific Coast Highway #301
                        Hermosa Beach, CA 90254

With a Copy to
                        ------------------------------

                        ------------------------------

                        ------------------------------

                        ------------------------------


     9.5 WAIVER OF JURV TRIAL AND SETOFF. The Borrower hereby waives trial by jury in any litigation in any court with respect to, in connection with, or arising out of this Agreement or any other instrument or document delivered pursuant to this Agreement or the validity, protection, interpretation, collection or enforcement thereof or any other claim or dispute howsoever arising between the Borrower and the Lender; and the Borrower hereby waives the right to interpose any setoff, counterclaim or cross-claim in connection with any such litigation, irrespective of the nature of such setoff, counterclaim or cross-claim. Borrower and Lender agree to use a Swiss mediator of mutual choice.

     9.6 U.S. CURRENCY. All dollar amounts set forth in the Agreement shall be designated and payable in the currency of the United States of America (USD $).

     9.7 ENGLISH. All communications, letters and documents related to any and all aspects of this Agreement shall be made in the English language.

     9.8 COUNTERPART EXECUTION. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute a single original Agreement.


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     IN WITNESS WHEREOF, the Borrower and the Lender have caused this Agreement consisting of nine (9) pages, including a one page Appendix "A", to be duly executed by their respective officers "hereunto duly authorized as of the day and year first above written.


THE BORROWER:                     Harrier, Inc.
                                  /s/ Candace Beaver
                                  Candace Beaver
                                  Chief Financial Officer

THE LENDER:                       NEW CAPITAL INVESTMENT FUND, a
                                  Cayman Islands Corporation
                                  /s/ Jurg Kehrli
                                  Jurg Kehrli, Director


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                                     Appendix "A"

                                   USE OF PROCEEDS


Legal fees                                  $    60,000

Accounting fees                             $    40,000

Capitalize/Start-up of Glycosyn laboratory  $    60,000
Pay/Reschedule outstanding payables         $   150,000
Working capital                             $   190,000

    Total Proceeds                          $   500,000


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                                     Appendix "B"

In addition to the Repayment terms specified in section 1.3, the borrower agrees to pay the lender a consideration of 1% of the outstanding shares of its subsidiary Glycosyn Pharmaceuticals, Inc. which amounts to 52,100 shares of common stock.


The Borrower:                /s/ Candace Beaver
                             Harrier, Inc.


The Lender:                  /s/ Jurg Kehrli
                             New Capital Investment Fund


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